Muncy Columbia Financial Corporation 8-K

Exhibit 10.3

THIRD AMENDMENT TO

Supplemental Executive Retirement Plan

THIS THIRD AMENDMENT (the “Amendment”) is made and entered into as of the 13th day of February, 2024, by and between Journey Bank (successor by merger to The Muncy Bank and Trust Company) (the “Company”), and Robert Glunk (the “Executive”).

The Company and the Executive entered into a Supplemental Executive Retirement Plan dated May 17, 2016, as amended by that certain First Amendment dated July 28, 2016 and that certain Second Amendment dated May 21, 2019 (together, the "Agreement"), which provides deferred compensation benefits to the Executive under the circumstances described therein. The Company and the Executive now wish to further amend the Agreement by the execution and delivery of this Third Amendment.

Now, therefore, the Employer and the Executive agree as follows and adopt the following amendments to the Agreement:

Section 1.16 of the Agreement shall be deleted in its entirety and replaced by the following:

1.16       “Normal Retirement Age” means the date the Executive attains age sixty-three (63).

The Schedule A attached to the above-referenced Second Amendment to the Agreement shall be replaced with the attached Schedule A.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have executed this Third Amendment.

Executive:	Company:

/s/ Robert J. Glunk	By:	/s/ Lance O. Diehl
Robert Glunk		Lance O. Diehl, President and Chief Executive Officer

Supplemental Executive Retirement Plan

Schedule A

Robert J Glunk

Birth Date: XX/XX1964 Plan Anniversary Date: 12/31/2024 Normal Retirement: XX/XX/2027, Age 63 Normal Retirement Payment: Monthly for 15 Years		**Early Termination** Amount Payable Monthly for 15 Years at Separation from Service	**Disability** Amount Payable Monthly for 15 Years at Normal Retirement Age	**Change In Control** Amount Payable Monthly for 15 Years Upon Separation	**Death** Amount Payable Monthly for 15 Years Upon Death
Values As Of	**Age**	**Annual Benefit[1]**	**Annual Benefit[1]**	**Annual Benefit[1,2]**	**Annual Benefit[1,2]**
Jan-24	59	75,806	88,052	124,920	150,000
Dec-24	60	94,518	105,489	131,166	150,000
Dec-25	61	113,992	122,243	137,724	150,000
Dec-26	62	134,259	138,341	144,610	150,000
Sep-27	63	150,000	150,000	150,000	150,000
Dec-27	63	150,000	150,000	150,000	150,000
Dec-28	64	150,000	150,000	150,000	150,000
Sep-29	65	150,000	150,000	150,000	150,000

The first line represents the initial plan values as of the plan implementation date of January 01, 2024.

[1]The annual benefit amount will be distributed in 12 equal monthly payments for a total of 180 monthly payments.

[2]Note that accounting rules may require an additional accrual at the time this benefit is triggered.

IF THERE IS A CONFLICT BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.

Robert J Glunk /s/ Robert J. Glunk

Date 2/13/2024

By /s/ Lance O. Diehl

Title President & CEO

Date 2/13/2024